PROMISSORY NOTE

$23,500,000.00 October 25, 2007

For value received, NNN VF 7777 BONHOMME AVENUE, LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), in lawful money of the United States of America, the principal sum of TWENTY-THREE MILLION FIVE HUNDRED AND NO/100 DOLLARS ($23,500,000.00) or so much thereof as may be outstanding under the Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on October 31, 2010, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at c/o GEMSA Loan Services, L.P., File 59229, Los Angeles, California 90074-9229. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds. All payments to Lender shall be drawn on an account owned by Borrower or another Person approved in writing in advance by Lender and maintained at a banking institution organized under the laws of the United States or one of its constituent States, or at a federally-regulated securities broker-dealer.

Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

This Note evidences all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security of its payment, the undersigned shall pay all reasonable costs of collection including reasonable attorneys’ fees.

The right to plead any and all statutes of limitation as a defense to any demand on this Note, or any guaranty hereof, or any agreement to pay the same, or any demand secured by the Loan Documents, or any and all obligations or liabilities arising out of or in connection with this Note or in the Loan Documents, is expressly waived by Borrower, co-makers, sureties, endorsers and guarantors to the fullest extent permitted by law.

Borrower’s liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Missouri and of the United States of America.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower[s]) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

Executed as of the date first written above.

NNN VF 7777 BONHOMME AVENUE, LLC,
a Delaware limited liability company

By:	NNN 2003 VALUE FUND, LLC,
a Delaware limited liability company,
Sole Member
	By:	TRIPLE NET PROPERTIES, LLC,

a Virginia limited liability company,
Manager

By: /s/ Richard Hutton
Name: Richard Hutton
Title: Executive Vice President